UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2006

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17017 (Commission File Number)	74-2487834 (IRS Employer Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 338-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Form of Nonstatutory Stock Option Agreement
Form of Performance Based Stock Unit Agreement

Item 1.01 Entry into a Material Definitive Agreement.
Base Salary and Bonus
On March 9, 2006, the Compensation Committee of the Board of Directors approved the annual base salaries of Dell’s executive officers for fiscal 2007. The Compensation Committee also authorized the payment of fiscal 2006 annual bonus awards to the Company’s executive officers pursuant to Dell’s Executive Annual Incentive Bonus Plan. The following table sets forth the annual base salary levels of Dell’s Named Executive Officers (determined by reference to Dell’s proxy statement, dated May 31, 2005) for fiscal years 2007 and 2006, and cash bonus payouts to the Named Executive Officers for fiscal 2006:

			FY06
Name and Principal Position		Base Salary	Bonus

Kevin B. Rollins	FY07	$950,000
President and Chief Executive Officer	FY06	950,000	$1,794,039

Michael S. Dell	FY07	950,000
Chairman of the Board	FY06	950,000	1,805,000

James M. Schneider	FY07	620,000
Senior Vice President and Chief Financial Officer	FY06	570,000	538,211

Paul D. Bell	FY07	600,000
Senior Vice President, Europe, Middle East and Africa	FY06	550,000	520,759

Rosendo G. Parra	FY07	600,000
Senior Vice President, Americas	FY06	550,000	520,759

Annual Equity Awards
The Compensation Committee also approved annual equity awards for certain employees, including executive officers. Awards granted to the Named Executive Officers consisted of fair market value stock options and target grants of performance based stock units (“PBUs”). The options vest ratably over five years (20% per year), have an exercise price equal to the fair market value of Dell common stock on the date of grant ($28.95) and terminate ten years from the date of grant. The actual number of PBUs awarded will depend on Dell’s revenue during the performance period relative to pre-established targets. Each vested PBU entitles the holder to receive one share of common stock. The PBUs vest over varying periods ranging from one to five years. The following table sets forth, for each of the Named Executive Officers, the number of options and the target number of PBUs awarded.

		Target Number of PBUs
Name	Number of Options Awarded	Awarded[a]

Mr. Rollins	600,000	150,000
Mr. Schneider	280,000	75,000
Mr. Bell	220,000	90,000
Mr. Parra	280,000	75,000

a —	PBUs awarded to the Named Executive Officers vest ratably over five years (20% per year) beginning March 2007. The actual number of PBUs awarded will depend on Dell’s fiscal 2007 revenue relative to pre-established targets, and will range between 0% and 120% of the target number.
All options and PBUs are awarded under the 2002 Long-Term Incentive Plan, which was approved by stockholders at the 2002 annual meeting.
Unvested options and PBUs will expire upon the termination of employment for any reason other than death or permanent disability. If the termination of employment is due to death or permanent disability, unvested options and PBUs will vest immediately upon such termination of employment. Vested options will expire one year after termination due to death or three years after termination due to permanent disability. If the termination of employment is for any reason other than conduct detrimental to the company, normal retirement, death or permanent disability, any vested options will expire 90 days after such termination. If the termination is due to normal retirement, any vested options will expire three years thereafter. If the termination is due to conduct detrimental to the company, all vested options will expire immediately upon such termination.
The form of Nonstatutory Stock Option Agreement and of PBU Award Agreement are filed as exhibits to this Form 8-K and are incorporated herein by reference.
2007 Long-Term Cash Award Program
On March 9, 2006, the Compensation Committee also approved a new fiscal 2007 Long-Term Cash Award Program (the “2007 Program”) for all executive officers other than Mr. Dell and Mr. Rollins. The 2007 Program is intended to better balance Dell’s long-term compensation programs among cash, stock options, PBUs and restricted stock units. Awards, aggregating up to $49.5 million, will be paid out in cash over varying periods ranging from one to four years from the date of grant. Future payouts are contingent upon continued employment during the payout period.
The following table summarizes the awards under the 2007 Program made to the Named Executive Officers:

2007 LONG-TERM CASH AWARD PROGRAM
	Payout Period
Name	(Fiscal Years)	Future Payouts[a]

Mr. Schneider	2009 -- 2011	$8,000,000
Mr. Bell	2009 -- 2011	$4,000,000
Mr. Parra	2009 -- 2011	$4,000,000

a —	Awards to the Named Executive Officers under the 2007 Program are payable each March from fiscal 2009 through 2011. Maximum aggregate payouts to the thirteen other eligible executive officers total $33.5 million, and are payable, in variable increments, each March from fiscal 2008 through 2011.

Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

99.1	Form of Nonstatutory Stock Option Agreement
99.2	Form of Performance Based Stock Unit Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.
Date: March 14, 2006	By:	/s/ Joan S. Hooper
Joan S. Hooper
Vice President, Corporate Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
99.1	Form of Nonstatutory Stock Option Agreement
99.2	Form of Performance Based Stock Unit Agreement